THISTLE GROUP HOLDINGS, CO.

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        TENDER OF SHARES OF COMMON STOCK

         This notice of guaranteed delivery, or one substantially in the form hereof, must be used to accept the tender offer by Thistle Group Holdings, Co. and if

          o certificates evidencing shares of common stock, $0.10 par value per share, of Thistle Group Holdings, Co. are not immediately available or cannot be delivered to the depositary before the expiration date; or

          o the procedure for book-entry transfer described in the Offer to Purchase for Cash dated May 7, 2002 and the related letter of transmittal cannot be completed on a timely basis; or

          o time will not permit all required documents, including a properly completed and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), an agent's message in the case of a book-entry transfer (as defined in the Offer to Purchase for Cash) or the specific acknowledgment in the case of a tender through the automated tender offer program of the book-entry transfer facility (as defined in the Offer to Purchase for Cash), and any other required documents, to reach the depositary prior to the expiration date (as defined in the Offer to Purchase for Cash).

         This notice of guaranteed delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the depositary. See Section 4 of the Offer to Purchase for Cash.

                        The Depositary for the offer is:

                         ALPINE FIDUCIARY SERVICES, INC.

                                    By Mail:
                         Alpine Fiduciary Services, Inc.
                    c/o Georgeson Shareholder Communications
                                   PO Box 2065
                         South Hackensack, NJ 07606-9974

                              By Overnight Courier:
                         Alpine Fiduciary Services, Inc.
                    c/o Georgeson Shareholder Communications
                                111 Commerce Road
                               Carlstadt, NJ 07072
                             Attn: Reorg Department

                                    By Hand:
                         Alpine Fiduciary Services, Inc.
                    c/o Georgeson Shareholder Communications
                          17 State Street - 28th Floor
                               New York, NY 10004
                               Attn: Mark Zimkind

           Facsimile Number (for eligible institutions): 201-559-1162
                  Confirm Facsimile Transmissions: 201-460-2213

                    For Assistance: 866-324-8876 (Toll Free)

         For this notice to be validly delivered, it must be received by the depositary at the above addresses before the offer expires. Delivery of this notice to another address will not constitute a valid delivery. Deliveries to Thistle Group Holdings, Co., Georgeson Shareholder, the Information Agent, or the Book-Entry Transfer Facility, will not be forwarded to Alpine Fiduciary Services, Inc., the Depositary, and will not constitute a valid delivery.

         This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the Offer to Purchase for Cash) under the instructions to the letter of transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

NOTICE OF GUARANTEED DELIVERY

         By signing this notice of guaranteed delivery, you tender to Thistle Group Holdings, Co. at the price per share indicated in this notice of guaranteed delivery, upon the terms and subject to the conditions described in the Offer to Purchase for Cash and the related letter of transmittal, receipt of which you hereby acknowledge, the number of shares specified below pursuant to the guaranteed delivery procedure described in Section 4 of the Offer to Purchase for Cash. All shares tendered and purchased will include the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of September 30, 1999, between Thistle Group Holdings, Co. and Registrar and Transfer Company, as rights agent, and, unless the context otherwise requires, all references to shares include the associated preferred stock purchase rights.

                        Number of shares to be tendered:

                           ___________________ shares.

                        PRICE AT WHICH YOU ARE TENDERING
                (SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)

You must check one box and only one box if you want to tender your shares. If more than one box is checked or if no box is checked, your shares will not be properly tendered.

SHARES TENDERED AT A PRICE DETERMINED BY YOU:

By checking one of the following boxes below instead of the box under "Shares tendered at a price determined pursuant to the offer," you are tendering shares at the price checked. This action could result in none of your shares being purchased if the purchase price selected by Thistle Group Holdings, Co. for the shares is less than the price checked below. If you want to tender portions of your shares at more than one price, you must complete a separate letter of transmittal for each price at which you tender shares. The same shares cannot be tendered at more than one price.

         PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

                           [  ]   $11.50
                           [  ]   $11.75
                           [  ]   $12.00
                           [  ]   $12.25
                           [  ]   $12.50

                                       OR


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

SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER:

[_] By checking this one box instead of one of the price boxes above, you are tendering shares and are willing to accept the purchase price selected by Thistle Group Holdings, Co. in accordance with the terms of the offer. This action will maximize the chance of having Thistle Group Holdings, Co. purchase your shares (subject to the possibility of proration). Note this action could result in your receiving a price per share as low as $11.50.

                                    ODD LOTS
                (SEE INSTRUCTION 8 TO THE LETTER OF TRANSMITTAL)

Complete this section only if you own, or are tendering on behalf of a person who owns, beneficially or of record, an aggregate of fewer than 100 shares and are tendering all of your shares.

You either (check one box):

[_] are the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

[_]  are a broker, dealer, commercial bank, trust company, or other nominee that
     (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

                               CONDITIONAL TENDER
                (SEE INSTRUCTION 15 TO THE LETTER OF TRANSMITTAL)

You may condition your tender of shares on Thistle Group Holdings, Co. purchasing a specified minimum number of your tendered shares, all as described in Section 7 of the Offer to Purchase for Cash. Unless the minimum number of shares you indicate below is purchased by Thistle Group Holdings, Co. in the offer, none of the shares you tendered will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

[_] The minimum number of shares that must be purchased, if any are purchased, is: ____________ shares.

If because of proration, the minimum number of shares that you designated above will not be purchased, Thistle Group Holdings, Co. may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

[_]  The tendered shares represent all shares held by me.

Signature(s):___________________________________________________________________

Name(s) of Record Holder(s): ___________________________________________________
                             (Please Type or Print)
Certificate Nos.: ______________________________________________________________

Address:________________________________________________________________________
                                            (Zip Code)

Daytime Area Code and Telephone No.:____________________________________________
Date: _________ __, 2002
|_| Please check box if shares will be delivered by book-entry transfer.

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

                              GUARANTEE OF DELIVERY
                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE.)

         The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of1934, as amended (each of the foregoing constituting an "eligible institution"),guarantees the delivery to the depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer, described in the Offer to Purchase for Cash, into the depositary's account at the book-entry transfer facility, in each case together with a properly completed and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), an agent's message in the case of a book-entry transfer or the specific acknowledgment in the case of a tender through the automated tender offer program of the book-entry transfer facility, and any other required documents, all within three (3) NASDAQ trading days after the date of receipt by the depositary of this notice of guaranteed delivery.

         The eligible institution that completes this form must communicate the guarantee to the depositary and must deliver the letter of transmittal and certificates representing shares to the depositary within the time period set forth in the Offer to Purchase for Cash. Failure to do so could result in a financial loss to the eligible institution.

Name of Firm: __________________________________________________________________

Address: _______________________________________________________________________

Area Code and Telephone Number: ________________________________________________

Authorized Signature Name: _____________________________________________________

Please Print Name: _____________________________________________________________

Title: _________________________________________________________________________

Date: __________________________, 2002

NOTE: DO NOT SEND SHARE  CERTIFICATES  WITH THIS FORM.  CERTIFICATES  FOR SHARES
      SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

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